            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help to determine the number to give the payer.

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FOR THIS TYPE OF ACCOUNT:               GIVE THE SOCIAL SECURITY
                                        NUMBER OF:
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 1.  An individual's account            The individual
 2.  Two or more individual (joint      The actual owner of the
     account)                           account, or, if combined
                                        funds, the first individual
                                        on the account(1)
 3.  Custodian account of a minor       The minor(2)
     (Uniform Gift to Minors Act)
 4.  a. The usual revocable savings     The guarantor-trustee(1)
        trust account (grantor is
        also trustee)
     b. So-called trust account that    The owner (3)
        is not a legal or valid trust
        under State law
 5.  Sole proprietorship account        The owner
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FOR THIS TYPE OF ACCOUNT:               GIVE THE EMPLOYER
                                        IDENTIFICATION NUMBER OF:
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 6.  A valid trust, estate, or          The legal entity (Do not
     pension trust                      furnish the identifying
                                        number of the personal
                                        representative or trustee
                                        unless the legal entity
                                        itself is not designated in
                                        the account title)(4)
 7.  Corporate account                  The corporation
 8.  Partnership account held in the    The partnership
     name of the business
 9.  Association, club, religious,      The organization
     charitable, or other tax-exempt
     organization
10.  A broker or registered nominee     The broker or nominee
11.  Account with the Department of     The public entity
     Agriculture in the name of a
     public entity (such as a State
     or local government, school
     district, or prison) that
     receives an agricultural program
     payment
 ------------------------------------------------------------------

(1) List and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Show the name of the owner. The name of the business or the "doing business as" name may also be entered. Either the social security number or the employer identification number may be used.
(4) List and circle the name of the legal trust, estate, or pension trust.
NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempt from backup withholding on ALL dividend and interest payments and on broker transactions include the following:

- A corporation.
- A financial institution.
- An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).
- The United States or any agency or instrumentality thereof.
- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
- An international organization or any agency, instrumentality thereof.
- A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
- A real estate investment trust.
- A common trust fund operated by a bank under section 584(a).
- An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
- An entity registered at all times under the Investment Company Act of 1940.
- A foreign central bank of issue.
  Payments of dividends not generally subject to backup withholding include the following:
- Payments to nonresident aliens subject to withholding under section 1441.
- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
- Payments made by certain foreign organizations.
- Payments made to a nominee.
  Payments of interest not generally subject to backup withholding include the following:
- Payments of interest on obligations issued by individuals.
NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
- Payments of tax-exempt interest (including exempt-interest dividends under section 852).
- Payments described in section 6049(b)(5) of the Code to nonresident aliens.
- Payments on tax-free covenant bonds under section 1451.
- Payments made by certain foreign organizations.
- Payments made to a nominee.
Exempt payees described above should file the Substitute Form W-9 to avoid possible erroneous backup withholding. Complete the Substitute Form -9 as follows: ENTER YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN, DATE, AND RETURN THE FORM TO THE PAYER.

  Certain payments other than interest dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations thereunder.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1984, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH A TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) MISUSE OF TAXPAYER IDENTIFICATION NUMBERS. -- If the payer discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                  CONSULTANT OR THE INTERNAL REVENUE SERVICE.